Execution Version CONTRACT SERVICES AGREEMENT This Contract Services Agreement (“Agreement”) is made by and between Morningstar, Inc. (“Morningstar”) and Jason Dubinsky (“Contractor”) effective January 1, 2025 (the “Effective Date”). 1. SERVICES TO BE PROVIDED Beginning on the Effective Date, Contractor is hereby retained to perform the specific services identified in Exhibit A hereto (hereafter, the “Services”). Contractor agrees to devote such skill, labor and attention as is required to carry out the Services and such other services as are agreed to from time to time by the parties in a good and workmanlike manner consistent with good industry practices. 2. COMPLETION DATE The Services performed by Contractor will be completed no later than June 30, 2025 or by such other date as is mutually agreed to, in writing. 3. FEES AND EXPENSES For all Services satisfactorily rendered by Contractor under this Agreement, Morningstar shall pay Contractor fees of $682,500 in the aggregate, or $52,500 payable on a bi-weekly basis after the Effective Date following submission of a proper invoice to Morningstar (or such other amounts or payment schedule as is mutually agreed to, in writing, from time to time). Contractor shall be responsible for payment of all taxes in connection with performance of the Services and the receipt of compensation under this Agreement. All reasonable travel and out-of-pocket expenses require Morningstar’s prior express written approval and will adhere to Morningstar’s Travel Policy, a copy of which will be provided. 4. INDEPENDENT CONTRACTOR STATUS Contractor is retained by Morningstar only for the purposes and to the extent set forth in this Agreement, and nothing in this Agreement shall be considered to create the relationship of employer and employee between the parties. Contractor shall be deemed at all times to be an independent contractor and neither party has the authority to bind the other to any third person or to otherwise act in any way as the represen- tative of the other, unless otherwise expressly agreed to in writing signed by both parties hereto. Contractor is not an employee of Morningstar and is not entitled to any pay, benefits or other perquisites of employment that may be provided to Morningstar employees. It is understood and agreed that Contractor has full dominion and control over the means by which the Services are performed under this Agreement and that any approval by Morningstar of plans, methods or techniques or evaluation of the quality of the Services being provided shall not be construed to alter Contractor’s status. 5. OTHER WORK Contractor may undertake for remuneration such other work, contracts or arrangements as the Contractor deems desirable provided that it does not interfere with the provision of Services under this Agreement or conflict with the interests of Morningstar. 6. CONTACT INFORMATION

2 Contact Information for Morningstar Contractor Contact Information [REDACTED] [REDACTED] 7. INDEMNITY Contractor agrees to indemnify and hold Morningstar and any of its employees, owners, and officers harmless from any and all third-party claims and resulting damages, costs, and other liabilities, costs and expenses (including reasonable attorney’s fees) directly arising from Contractor’s gross negligence or willful misconduct related to the provision of Services under this Agreement. 8. CONTRACTOR COVENANTS a) Performance Covenant: Contractor covenants that he/she will perform the Services in a good and workmanlike manner consistent with good industry practices, and to comply with pertinent provisions of Morningstar’s Code of Ethics and other key policies in his/her performance of the Services. b) Restrictive Covenants: Contractor acknowledges and agrees that the covenants described in this paragraph are essential terms of this Agreement, that they are necessary for the protection of the business interests of Morningstar and that they do not place undue restraint on Contractor’s livelihood: Non-Disclosure of Confidential Information. Contractor agrees not to use or disclose to a third party any Confidential Information concerning the business affairs of Morningstar, its affiliates, their employees or customers without Morningstar’s prior written consent, unless required to do so by a court of competent jurisdiction. Contractor further agrees, upon termination of this Agreement or at Morningstar’s request, to destroy all Morningstar Confidential Information so that it is physically or virtually irrecoverable. Finally, Contractor agrees to use the same means it uses to protect the secrecy and confidentiality of its own confidential and proprietary information to maintain the secrecy and confidentiality of Morningstar’s Confidential Information and, in any event, to use no less than a reasonable degree of care. • “Confidential Information” means all Documents or Information and any other information protected under privacy laws, disclosed by Morningstar or by its third- party agents or by its customers, to the Contractor in connection with these Services. This includes, without limitation: (a) information about the business affairs, customers of Morningstar, or the products or services supplied by third parties to Morningstar; (b) information about the business affairs or customers of affiliates of Morningstar, or products or services supplied by third parties to affiliates; and (c) personally identifiable information about employees and customers of Morningstar. • “Documents” include any text, letter, memorandum, photograph, chart, graph, map, survey, diagram, model, sketch, book of account and information recorded or stored by means of any device. • “Information” includes information about or related to (a) computer software, hardware or other equipment, data bases, data processing or communications networking system, practices or procedures or other internal systems or controls (in any stage of development), used, owned, or developed (or in development) and related documentation; (b) technical data, research, products, financial information, plans or

3 strategies, forecasts or forecast assumptions, business practices, operations, procedures or services or marketing, merchandising or pricing information, and all Morningstar information, in any format (structured or unstructured), in any media representation. Morningstar Property. Contractor agrees that all Morningstar Confidential Information and work product produced by Contractor or its agents in conjunction with the Services is the property of Morningstar and that Morningstar has the sole right to copyright or otherwise protect and secure such property. Business Opportunities. Contractor agrees that all business opportunities relating to the Services or of which Contractor becomes aware as a result of its performance of the Services are the property of Morningstar and that Contractor will not pursue such business opportunities for Contractor’s own account without first obtaining the written consent of Morningstar. Non-Solicitation. Contractor agrees that, during the term of this Agreement and for a period of six (6) months thereafter, Contractor will not solicit any employee of Morningstar to cease employment or services for Morningstar. Contractor acknowledges that full compliance with all of these restrictive covenants is necessary to enable Morningstar to do business with its customers and that Contractor’s failure to comply with them will damage Morningstar in a manner for which there will be no adequate remedy at law. Therefore, in the event of a breach of any of these restrictive covenants, Contractor acknowledges and agrees that Morningstar shall be entitled to injunctive relief, regardless of whether or not Morningstar has complied with this Agreement, and Morningstar shall further be entitled to such other relief, including money damages, as may be deemed appropriate by a court of competent jurisdiction or an arbitrator. In the event of a court action based upon an alleged breach of any of these covenants, the prevailing party (as determined by court ruling on the merits of the dispute) will be reimbursed by the other party for reasonable attorneys’ fees and costs incurred as a result of the dispute. If any court should at any time find any one of these covenants to be unenforceable or unreasonable as to scope, territory or period of time, then the scope, territory or period of time of the covenant shall be that determined by the court to be reasonable, and the parties hereby agree that the court has the authority to so modify any of these covenants as necessary to make the covenant enforceable. 8. AUTHORIZATION Contractor does not have authority to bind Morningstar to any contracts or commitments without prior approval of Kunal Kapoor or his designated representative and agrees not to create any such obligation for Morningstar or bind or attempt to bind Morningstar in such manner. 9. GOVERNING LAW This Agreement shall be interpreted, construed and enforced under the laws of the State of Illinois. The parties irrevocably consent to the exclusive jurisdiction of the state and federal courts located in Cook County, Illinois. 10. SEVERABILITY The terms and provisions of this Agreement shall be deemed separable, so that if any term or provision is deemed to be invalid or unenforceable, such term or provision shall be deemed deleted or modified so as to be valid and enforceable to the full extent permitted by applicable law.

4 11. ENTIRE AGREEMENT The terms of this Agreement constitute the entire agreement between Contractor and Morningstar, and supersede any prior agreement, whether oral or written, between Contractor and Morningstar with respect to the subject matter hereof. Any amendment or modification hereto must be made in writing. 12. WAIVER OF JURY TRIAL In the event of any dispute between Morningstar and Contractor that lead to litigation, the parties hereby expressly waive any right to trial by jury. 13. TERMINATION WITHOUT CAUSE Following the Effective Date, this Agreement may be terminated by either party for any reason by giving at least thirty (30) days prior written notice of termination to the other party. Upon the effective date of termination, Contractor shall promptly cease performing the Services and immediately provide all notes, documentation and related materials associated with the Services to Morningstar. In addition, except for a termination under Section 14 of this Agreement, Morningstar shall pay to Contractor a lump sum amount equal to the fees that Morningstar would have paid under Section 3 hereof between the date of such termination and June 30, 2024 within thirty (30) days following the date of such termination. 14. TERMINATION WITH CAUSE Morningstar may terminate this Agreement immediately upon the occurrence of any of the following: (i) a material breach by Contractor of a material provision hereunder; or (ii) Contractor’s (x) gross negligence or willful misconduct or (y) material violation of Morningstar’s policies that have been provided to Contractor, provided such material violation has, or could reasonably be expected to have, an adverse impact on Morningstar’s business or reputation; provided, however, that Morningstar may not terminate this Agreement under this Section 14 unless, if curable by Contractor, Morningstar provides written notice of the conduct allegedly constituting Cause to Contractor with sufficient specificity and Contractor fails to cure such conduct within the 15-day period after Contractor’s receipt of such written notice. Upon the effective date of termination, Contractor shall promptly cease performing the Services, immediately provide all notes, documentation and related materials associated with the Services to Morningstar and repay to Morningstar any prepaid but unaccrued fees and/or expenses; and Morningstar shall promptly pay Contractor for any undisputed fees and/or expenses outstanding as of the date of that termination.

5 IN WITNESS WHEREOF, Contractor has executed this Agreement and Morningstar has caused this Agreement to be executed on the date written below. CONTRACTOR: MORNINGSTAR, INC. /s/ Jason Dubinsky By: /s/ Kunal Kapoor Jason Dubinsky Name: Kunal Kapoor Date: December 3, 2024 Title: Chief Executive Officer Date: December 3, 2024

6 EXHIBIT A to CONTRACT SERVICES AGREEMENT between MORNINGSTAR And CONTRACTOR 1. Description of Services Contractor shall provide transition support to Morningstar’s Chief Executive Officer, Chief Financial Officer, Chief People Officer and Finance Organization which may include, without limitation, advice and consultation regarding investor relations, treasury, finance, accounting, strategy, financial reporting, and organizational matters, from Contractor’s home or other personal office location unless otherwise requested by Morningstar.